 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Registrant’s planned acquisition and acquisition financing, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Registrant’s management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2018, CPI Aerostructures, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Air Industries Group (“Seller”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will purchase from Seller all of the shares (the “Shares”) of Welding Metallurgy, Inc. (“WMI”), a wholly owned subsidiary of Seller (the “Acquisition”).

Under the terms of the Agreement, the Company will pay a purchase price for the Shares as follows: (i) $9.0 million in cash, subject to adjustment based on the working capital of WMI at the closing of the Acquisition and (ii) up to an aggregate of $1.0 million, in two payments of up to $500,000 each (the “Contingent Payments”) if WMI enters into certain long-term supply agreements. The Contingent Payments are reduced if milestones for signing are not achieved.

The Agreement contains customary representations, warranties, and covenants of Seller and the Company and post-closing indemnities. The representations and warranties set forth in the Agreement generally survive for 18 months following the closing of the Acquisition, with longer survival periods with respect to certain specified representations and warranties. Subject to certain specified exceptions, Seller’s indemnification obligations are subject to an indemnity basket of $150,000 after which Seller will be liable for amounts in excess of $75,000, and an indemnity cap of $2.0 million. The Agreement provides that the Company will place into escrow an aggregate of $2.0 million of the purchase price of which $500,000 will be for payment of a post-closing working capital adjustment and $1.5 million will be used to satisfy Seller’s indemnification obligations.

The completion of the Acquisition is subject to customary closing conditions, approval from certain customers of WMI, the Company obtaining financing to pay the purchase price, and the delivery of financial statements to the Company. The Acquisition is not subject to approval by the stockholders of either party.

The Company anticipates financing the Acquisition through a new term loan to be included within an expanded and extended credit facility to be negotiated with the Company’s existing lender. There can be no assurance that the Company will be able to expand and extend the credit facility and that the Acquisition will be funded as anticipated.

The Company expects the closing of the Acquisition to occur during the second quarter of 2018.

A copy of the Agreement is attached as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 7.01 Regulation FD Disclosure.

On March 22, 2018, the Company issued a press release announcing the Agreement and the proposed Acquisition, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

   (d)            Exhibits:

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of March 21, 2018, by and among CPI Aerostructures, Inc. and Air Industries Group.*

99.1	Press release, dated March 22, 2018.

* The schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CPI Aerostructures, Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2018	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer